U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             SEC FILE NO. 333-62476

                              --------------------
                               AMENDMENT NO. 2 TO

                                    FORM SB-2
                              --------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 SEGWAY VI CORP.
                 (Name of Small Business Issuer in its charter)

     New Jersey                     9995                       22-3720628
(State or Jurisdiction of   (Primary Standard Industrial)    (I.R.S. Employer)
Incorporation or            Classification Code Number)      Identification No.)
Organization)

                             4400 Route 9, 2nd Floor
                           Freehold, New Jersey 07728
                                  (732)409-1212
        (Address and telephone number of Registrant's principal executive offices and principal place of business)

                          Richard I. Anslow, President
                                 Segway VI Corp.
                             4400 Route 9, 2nd Floor
                           Freehold, New Jersey 07728
                                 (732) 409-1212
            (Name, address and telephone number of agent for service)

                                   Copies to:

                             Gregg E. Jaclin, Esq.
                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor
                           Freehold, New Jersey 07728
                                 (732) 409-1212

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering./ /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box./ /

                         CALCULATION OF REGISTRATION FEE

Title of each class of        Amount to be     Proposed Maximum     Proposed Maximum     Amount of
securities to be              registered       offering price       aggregate offering   Registration
registered                               Per unit (1)         price (1)
Units, consisting of          4,000,000        $.10                 $400,000             $100.00
one share of common
stock and one A Warrant
to purchase one share of
common stock and One B
Warrant to purchase one
share of common stock

Shares of common stock        4,000,000        $.25                 $1,000,000           $250.00
underlying the A warrants
included in the Units

Shares of common stock        4,000,000        $.50                 $2,000,000           $500.00
underlying the B warrants
included in the Units

Total registration fee                                                                   $850.00

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   Prospectus

                                 SEGWAY VI CORP.
                                 4,000,000 Units

                                  $.10 per Unit

   Each Unit consisting of One Share of Common Stock, One A Warrant to Purchase One Share of Common Stock and One B Warrant to Purchase One
                          Share of Common Stock

                PRICE TO PUBLIC    UNDERWRITING COMMISSIONS     PROCEEDS TO COMPANY
Units                $  400,000                 -0-                $  400,000

A Warrants           $1,000,000                 -0-                $1,000,000

B Warrants           $2,000,000                 -0-                $2,000,000

Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. The shares are being offered on a best efforts basis by our sole officer, director and principal shareholder, Richard I. Anslow. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised. The offering for the units will terminate twelve months from the effective date of the registration statement. The A warrants expire one year from the effective date of the registration statement and the B warrants expire two years from the effective date of the registration statement.

The warrants will be exercisable upon the effective date of this registration statement with the Securities and Exchange Commission covering the shares of common stock issuable upon exercise of the warrant and when such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the warrant. The A warrants expire one year from the effective date of the registration statement; the B warrants expire two years from the effective date of this registration statement.

We are a blank check company within the purview of Regulation 230.419 of the Securities Exchange Act of 1934. The term "blank check company" refers to a company that is a developmental stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issuing a "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

All securities issued in connection with this offering and all gross proceeds from the offering shall be deposited into a Rule 419 escrow account maintained by an "insured depository institution." All funds in the escrow account will be held for the benefit of the purchasers, and the records of such account will disclose the name and interest of each party to the account. Since there will be no underwriting or dealer commissions or expenses, all offering proceeds will be deposited into the established escrow account until the completion of a business combination. In addition, all securities issued in connection with the offering will be deposited into the escrow account upon issuance.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is       , 2001

                                TABLE OF CONTENTS

                                                                         PAGE

CALCULATION OF REGISTRATION FEE                                          2

PROSPECTUS                                                               3

PROSPECTUS SUMMARY AND DESCRIPTION OF BUSINESS                           6

SUMMARY FINANCIAL DATA                                                   8

RISK FACTORS                                                             9

FORWARD LOOKING STATEMENTS                                               15

USE OF PROCEEDS                                                          15

DETERMINATION OF OFFERING PRICE                                          16

DIVIDEND POLICY                                                          17

DILUTION                                                                 17

PLAN OF DISTRIBUTION                                                     21

LEGAL PROCEEDINGS                                                        21

DIRECTORS, EXECUTIVE OFFICERS, AND KEY PERSONNEL                         22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT           24

DESCRIPTION OF SECURITIES                                                24

INTEREST OF NAMED EXPERTS AND COUNSEL                                    27

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                               27

ORGANIZATION WITHIN LAST FIVE YEARS                                      28

ABOUT US                                                                 29


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                30

DESCRIPTION OF PROPERTY                                                  31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                           31

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                 31

EXECUTIVE COMPENSATION                                                   31

RECENT SALES OF UNREGISTERED SECURITIES                                  32

FINANCIAL STATEMENTS                                                     F-1

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS                          II-1

EXHIBIT LIST                                                             II-2

                 Prospectus Summary and Description of Business

Corporate information

Segway VI Corp., referred to as "Segway VI", "us" or "we", was incorporated under the laws of New Jersey on April 6, 2000.

Our current address and telephone number are as follows: Segway VI Corp., 4400 Route 9, 2nd Floor, Freehold, New Jersey 07728; (732)409-1212.

Description of Business

We were formed to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. We have been in the developmental stage since inception and have no operations to date other than issuing shares to our shareholders.

We are attempting to locate and negotiate with a business entity in the entertainment industry including: motion picture development and production; television development and production; content and marketing on the Internet and in the new media space; and production and post- production facilities catering to serve feature film, television commercial and music video production. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances, the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

We also intend, after the acquisition, to develop and produce originals for cable networks and to develop and produce programming for television, both feature films and regular series. We plan on developing several projects for television distribution and continuing to pursue new ideas and develop original content for this medium. If a company in the entertainment industry is acquired, we plan to have discussions with several experienced television industry veterans to join us.

Rule 419 Escrow Account

This registration statement is an offering by a blank check company within the meaning of Regulation 230.419 of the Securities Exchange Act of 1934. The term "blank check company" refers to a company that is a developmental stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Pursuant to Rule 419, all securities issued in connection with this offering and all gross proceeds from the offering shall be deposited into an escrow account maintained by an escrow agent until all the requirements of ss.230.419 have been met; and (2) consummation of an acquisition meeting the requirements of ss.230.419.

Key Features of the Offering

The following sets forth the key features of the offering:

     o    4,000,000 units at $.10 per unit
     o Each unit consists of 1 share of common stock and one A warrant and one B warrant
     o Each A warrant is exercisable at $.25 per warrant for one share of common stock
     o Each B warrant is exercisable at $.50 per warrant for one share of common stock
     o    There is no minimum amount of shares that must be sold in the offering
     o The shares are being offered by Richard I. Anslow, our sole officer, director and principal shareholder.
     o All proceeds from the offering and shares sold in the offering will be held in escrow pursuant to Rule 419 until we have entered into an acquisition.
     o The offering for the units will terminate twelve months from the effective date of the registration statement. The A warrants expire one year from the effective date of the registration statement and the B warrants expire two years from the effective date of the registration statement.

Registration of Securities

We are offering 4,000,000 units at $.10 per unit with each unit consisting of one share of common stock, par value $.0001 per share, one A warrant exercisable at $.25 per warrant and one B warrant exercisable at $.50 per warrant. Each A warrant and each B warrant are exercisable for one share of common stock and the shares underlying the A warrants and B warrants are being registered as part of this registration statement.

The warrants will be exercisable upon the effective date of this registration statement with the Securities and Exchange Commission covering the shares of common stock issuable upon exercise of the warrant and when such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the warrant. The A warrants expire one year from the effective date of the registration statement; the B warrants expire two years from the effective date of the registration statement.

Trading Market

Currently, our common stock, units, and warrants are not quoted on any public market. It is our intention to apply for quotation on the Over the Counter Bulletin Board following the effectiveness of this registration statement and the sale of the maximum number of units we have registered. Shares sold in this offering will be held in the escrow account until the escrow agent has received a signed representation from us, together with other evidence acceptable to the escrow agent, that the requirements of ss.230.419 have been met; and (2) consummation of an acquisition meeting the requirements of ss.230.419. Until such time, a market for the shares will not exist.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the financial statements and notes, included elsewhere in this prospectus.

The statement of operations data for the period from inception to December 31, 2000 are derived from Segway VI's audited financial statements and the statement of operations data for the six months ended June 30, 2001 are derived from Segway VI's unaudited financial statements included elsewhere in this prospectus. Balance sheet data at December 31, 2000 are derived from Segway VI's audited financial statements and the balance sheet data at June 30, 2001 are derived from Segway VI's unaudited financial statements included elsewhere in this prospectus. The operating results for the six months ended June 30, 2001 are not necessarily indicative of the results to be expected for the full year or for any future period.

                                  Period from
                                  (Date of                               Date of
                                  Inception) to     Six Months           Inception to
                                  December 31,      Ended June 30,       June 30,
                                  2000              2001(unaudited)      2001
                                  ----               ----                -----
Statement of Operations Data:
Net Losses                        $ 797             $2,197                $3,417
Total Operating Expenses          $ 797             $2,197                $3,417
Research and Development          $   0             $    0                $    0
General and administrative        $ 797             $2,197                $3,417

                                  December 31,      June 30,
                                  2000              2001(unaudited)
                                  ----              ----
Balance Sheet Data:
Cash                              $   3             $  31
Total Current Assets              $   3             $  31
Total Assets                      $   3             $  31
Total Liabilities                 $ 175             $ 200
Stockholders Equity(deficit)      $(172)            $(169)

                                  RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

WE HAVE NO OPERATING HISTORY NOR ANY REVENUES AND WILL MOST LIKELY OPERATE AT A LOSS FOR SOME TIME.

We have had no operating history nor any revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss which will increase continuously until we can consummate a business combination with a target company. There is no assurance that we can identify such a target company and consummate such a business combination.

OUR SUCCESS IS DEPENDENT UPON LOCATING A TARGET COMPANY WITH ESTABLISHED OPERATING HISTORY, OF WHICH THERE CAN BE NO GUARANTEE.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While we will prefer business combinations with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of our operations will be dependent upon management of the target company and numerous other factors beyond our control.

A LARGE NUMBER OF ESTABLISHED AND WELL-FINANCED ENTITIES ARE ACTIVE IN MERGERS AND ACQUISITIONS OF COMPANIES WHICH MAY BE TARGET CANDIDATES FOR SEGWAY VI AND THEREFORE, WE WILL BE AT A COMPETITIVE DISADVANTAGE IN IDENTIFYING POSSIBLE BUSINESS OPPORTUNITIES AND SUCCESSFULLY COMPLETING A BUSINESS COMBINATION.

We are and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for us. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete with numerous other small public companies in seeking merger or acquisition candidates.

SEGWAY VI HAS LIMITED FUNDS AND A LACK OF FULL-TIME MANAGEMENT WHICH WILL MAKE IT IMPRACTICABLE TO CONDUCT A COMPLETE INVESTIGATION AND ANALYSIS OF A TARGET COMPANY AND THEREFORE, THE DECISION TO ENTER INTO A BUSINESS COMBINATION WILL LIKELY BE MADE WITHOUT ADEQUATE INFORMATION.

We have limited funds and our lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target company. The decision to enter into a business combination, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if we had more funds available to it, would be desirable. We will be particularly dependent in making decisions upon information provided by the principals and advisors associated with the business entity seeking our participation. Our management may not be able to meet its fiduciary obligation to us and our stockholders due to the impracticability of completing thorough due diligence of a target company and because our controlling officer and shareholder owns other blank check companies which may receive business combinations before us. By our failure to complete a thorough due diligence and exhaustive investigation of a target company, we are more susceptible to derivative litigation or other stockholder suits. In addition, this failure to meet our fiduciary obligations increases the likelihood of plaintiff success in such litigation.

YOUR INVESTMENT WILL BE NEGATIVELY EFFECTED IF WE ARE NOT SUCCESSFUL IN ENTERING INTO A BUSINESS COMBINATION WITH A SUCCESSFUL COMPANY.

We have no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. Richard Anslow is our sole officer, director and one of our principal shareholders and as such has complete control and discretion with regard to our business and affairs and to which company we enter into a business combination. There is no assurance that we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target company to have achieved, or without which we would not consider a business combination with such business entity. Accordingly, we may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics and this may have a negative effect on the value of your investment.

OUR MANAGEMENT HAS LIMITED EXPERIENCE AND LIMITED TIME COMMITMENT TO SEGWAY VI; LOSS OF THE SERVICES OF MANAGEMENT WOULD ADVERSELY AFFECT DEVELOPMENT OF OUR BUSINESS AND THE LIKELIHOOD OF FINDING AN ACQUISITION CANDIDATE.

While seeking a business combination, we anticipate devoting only a limited amount of time per month to our business (which is presently only to find an acquisition candidate). In addition, since our sole officer is the officer of presently five (5) other blank check companies, the limited time available is an aggregate for all six companies and therefore our officer's time will be further decreased from the limited time already allotted for us and he will spend approximately less than 1 1/2 hours per month on each reporting company. Our sole officer has not entered into a written employment agreement with us and he is not expected to do so in the foreseeable future. We have not obtained key man life insurance on our officer and director. Notwithstanding the combined limited experience and time commitment of management, loss of the services of this individual would adversely affect development of our business and our likelihood of continuing operations to seek an acquisition candidate.

OUR MANAGEMENT ARBITRARILY DETERMINED THE OFFERING PRICE FOR THE UNITS BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK OR OUR WARRANTS; IF A TRADING MARKET DEVELOPS, PRICES FOR UNITS IN THE MARKET MAY BE BELOW OUR OFFERING PRICE.

Prior to the offering, there has been no active trading market in our common stock or our warrants. Our Board of Directors arbitrarily determined the offering price without the assistance of underwriters or other experts. The offering price bears no relationship to the value of our assets, book value, shareholders' equity or other typical criteria of value, and may exceed the price at which shares of common stock or warrants may be bought or sold after the offering. Consequently, you may lose a portion of your investment as a result of an inaccurately-determined offering price.

OUR SOLE OFFICER AND DIRECTOR PARTICIPATES IN OTHER BUSINESS VENTURES WHICH MAY COMPETE DIRECTLY WITH US.

Our sole officer and director, Richard I. Anslow, participates in other business ventures which may compete directly with us. Additional conflicts of interest and non-arms length transactions may also arise in the future. Our management has adopted a policy that we will not seek a business combination with any entity in which any member of management serves as an officer, director or partner, or in which they or their family members own or hold any ownership interest.

THE TIME AND ADDITIONAL COSTS THAT MAY BE INCURRED BY SOME TARGET COMPANIES TO PREPARE FINANCIAL STATEMENTS MAY SIGNIFICANTLY DELAY OR ESSENTIALLY PRECLUDE CONSUMMATION OF AN OTHERWISE DESIRABLE ACQUISITION.

Section 13 of the Securities Exchange Act of 1934 requires companies subject thereto to provide certain information about significant acquisitions including audited financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

WE HAVE NOT CONDUCTED OR REVIEWED ANY MARKET RESEARCH INDICATING THAT DEMAND EXISTS FOR THE TRANSACTIONS CONTEMPLATED.

We have neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by us. Even in the event demand exists for a transaction of the type contemplated by us, there is no assurance we will be successful in completing any such business combination.

OUR INABILITY TO DIVERSIFY OUR ACTIVITIES MAY SUBJECT US TO ECONOMIC FLUCTUATIONS WITHIN A PARTICULAR BUSINESS OR INDUSTRY.

Our proposed operations, even if successful, will in all likelihood result in us engaging in a business combination with only one target company. Consequently, our activities will be limited to those engaged in by the business entity which we merge with or acquire. Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

SHOULD A BUSINESS COMBINATION OCCUR, WE WILL ISSUE COMMON STOCK, RESULTING IN A REDUCTION IN PERCENTAGE OF SHARES OWNED BY THE PRESENT SHAREHOLDERS.

Our primary plan of operation is based upon a business combination with a business entity which, in all likelihood, will result in us issuing securities to shareholders of such business entity. The issuance of our previously authorized and unissued common stock would result in reduction in percentage of shares owned by our present shareholders and would most likely result in a change in control of our management.

THERE CAN BE NO ASSURANCE THAT ANY BUSINESS COMBINATION WILL MEET THE STATUTORY REQUIREMENTS OF A TAX-FREE REORGANIZATION OR THAT THE PARTIES WILL OBTAIN THE INTENDED TAX-FREE TREATMENT UPON A TRANSFER OF STOCK OR ASSETS.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination we may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

THERE IS NO ASSURANCE OF A PUBLIC MARKET AFTER WE ENTER INTO AN ACQUISITION AND THEREFORE INVESTORS MAY BE UNABLE TO LIQUIDATE THEIR INVESTMENT.

There is no established public trading market for our securities. We currently intend to seek a market maker to apply for quotation on the OTC Electronic Bulletin Board in the United States after we have entered into an acquisition pursuant to Rule 419. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

INVESTORS WILL NOT HAVE ACCESS TO THEIR INVESTMENT FUNDS OR SHARES UNTIL WE ENTER INTO AN ACQUISITION WHICH COULD TAKE UP TO 18 MONTHS.

Pursuant to Rule 419, all proceeds from this offering and shares issued as part of this offering will be held in escrow until we enter into an acquisition. Such acquisition can take up to eighteen months to complete and investors will be unable to use their investment funds or shares until such time.

RULE 419 DISCLOSURE

This registration statement is an offering by a blank check company within the meaning of Regulation 230.419 of the Securities Exchange Act of 1934. The term "blank check company" refers to a company that is a developmental stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issuing a "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

All securities issued in connection with this offering and all gross proceeds from the offering shall be deposited into an escrow account maintained by an "insured depository institution." In addition, all funds in the escrow account will be held for the benefit of the purchasers, and the records of such account will disclose the name and interest of each party to the account. Since there will be no underwriting or dealer commissions or expenses, all offering proceeds will be deposited into the established escrow account. In addition, all securities issued in connection with the offering will be deposited into the escrow account upon issuance.

Deposited proceeds will be in the form of checks, drafts, or money orders payable to the order of the escrow agent. Deposited proceeds and interest or dividends thereon, if any, will be held for the sole benefit of the purchasers of the securities.

Deposited proceeds will be invested in one of the following:

(1) an obligation that constitutes a "deposit," (2) securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund; or (3) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Interest or dividends earned on the funds, if any, shall be held in the escrow account until the funds are released in accordance with ss.230.419. If funds held in the escrow account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer other allowances, exclusive of interest or dividends, as those proceeds are deposited into the escrow account.

Funds held in the escrow account may be released to the registrant and securities may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after:

(1) the escrow agent has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent, that the requirements of ss.230.419 have been met; and (2) consummation of an acquisition meeting the requirements of ss.230.419.

The effect of the escrow agreement on us is that we will not have any right to receive the proceeds of this offering until we have entered into an acquisition agreement. In addition, investors shares will be held in escrow and will not be released until such acquisition is completed. There may be a risk that the funds will not be insured if the deposits in the escrow are in excess of the insured amounts.

Pursuant to Rule 419(e) the shares and funds will be released from the escrow agreement upon the execution of an agreement for the acquisition of a business or asset that will constitute our business and for which the fair value of the business or net asset to be acquired represents at least 80% of the maximum offering proceeds. At the time we enter into such acquisition, we will file a post effective amendment to this registration statement with the SEC which discloses the results of the initial offering, including the gross offering proceeds received to date and the specific amount, use and application of funds disbursed to date.

Within five business days after the effective date of the post effective amendment, we will send to investors by first class mail, a copy of the prospectus contained in the post effective amendment. Each investor then has no fewer than twenty days and no more than 45 days to notify us in writing if the investor elects to remain an investor. If we do not receive such notification within forty five days, then we will send the investment back to the investor within five business days. The acquisition will only be consummated if a sufficient number of investors confirm their investment. If such acquisition has not been completed within eighteen months after the effective date of this registration statement, then all of the funds held in escrow will be returned to the investors within five business days.

The funds will be released from the escrow account when the escrow agent receives a representation from us that we have met the requirements of paragraphs (e)(1) and (2) of Rule 419 as set forth above and we have consummated the acquisition in accordance with Rule 419 as set forth above.

                           FORWARD LOOKING STATEMENTS

We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or performance after the offering. When we use any of the words "believes," "expects," "anticipates," "intends," or "may" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect our future financial results and could cause those results or performances to differ materially from those expressed in our forward-looking statements. These possible events or factors include the following:

(1) legal and regulatory risks and uncertainties;

(2) economic, political and competitive forces affecting our businesses, markets or securities; and

(3) the risk that our analyses of these risks and forces could be incorrect, or that the strategies we have developed to deal with them may not succeed.

All forward-looking statements are necessarily speculative and speak only as of the date made, and we advise potential investors that various risks and uncertainties, such as those described above, could cause actual results for future periods to differ materially. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that any expectations will prove to be correct.

                                 USE OF PROCEEDS

Assuming the sale of the securities offered hereby including the warrants (based on an assumed offering price of $.10 per Unit, $.25 per A warrant and $.50 per B warrant), the net proceeds to us, after estimated expenses of $50,000 payable by us in connection with this Offering, are estimated to be approximately $3,350,000. After an acquisition has occurred and the funds are released form the escrow agent, we intend to use them approximately as follows:

                                                  Gross Proceeds
                                                  --------------
                                   $100,000                      $1,000,000                   $3,400,000
                                   --------                      ----------                   ----------
                        Dollar Amount    Percentage    Dollar Amount     Percentage  Dollar Amount   Percentage
                        -------------    ----------    -------------     ----------  -------------   ----------
Offering expenses       $50,000          50.00%           $50,000           5.00%        $50,000         1.48%

Working Capital         $25,000          25.00%          $475,000          47.50%     $1,675,000        49.26%

General                 $25,000          25.00%          $475,000          47.50%     $1,675,000        49.26%
corporate
purposes

Gross Proceeds          $100,000          100%         $1,000,000            100%    $ 3,400,000         100%

Net Proceeds            $ 50,000                       $  950,000                      3,350,000

During the escrow period, all of the funds will be held in escrow and can not be used by us until we have entered into an acquisition.

We will receive gross proceeds of $1,000,000 from the sale of all the A warrants and $2,000,000 from the sale of all the B warrants. We will use such amounts as follows: 50% for working capital; 50% for general corporate purposes.

If the gross proceeds are less than $50,000, than we will initially use any proceeds to pay the following, in the order listed: SEC Registration fees, blue sky fees, transfer agent fees, printing fees, accounting fees and legal fees. We have entered into verbal arrangements with our attorney (Anslow & Jaclin, LLP of which Richard I. Anslow our officer, director and principal shareholder is a principal) and the accountant to pay the fees over an extended period of time if the proceeds are not enough to cover these expenses.

                         DETERMINATION OF OFFERING PRICE

We have arbitrarily set the offering price of the units and the exercise price of the warrants. They do not bear any relationship to our assets, income or net worth and should not be considered an indication of the actual value of such securities. Accordingly, no assurance is given that such securities can be resold at the offering price, or at any price, in the future and no assurance can be given that the price per share of our common stock will ever exceed or equal the exercise price of the warrants.

                           INVESTMENT COMPANY ACT OF 1940

Although we will be subject to regulation under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940 and, consequently, any violation of such Act could subject us to material adverse consequences.

                     CONSEQUENCES OF A BUSINESS COMBINATION

A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in us. Any such business combination may require our shareholders to sell or transfer all or a portion of our common stock held by them. Our resulting change in control will likely result in removal of our present sole officer and director and a corresponding reduction in or elimination of his participation in our future affairs.

                           PENNY STOCK CONSIDERATIONS

Under the rules of the Securities and Exchange Commission, if the price of our common stock on the OTC Bulletin Board is below $5.00 per share, our common stock will come within the definition of a "penny stock." As a result, it is possible that our common stock may become subject `to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

     - Make a suitability determination prior to selling a penny stock to the purchaser;
     -    Receive the purchaser's written consent to the transaction; and
     -    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                                 DIVIDEND POLICY

We have never paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. The payment of future cash dividends by us on our common stock will be at the discretion of our Board of Directors and will depend on our earnings, financial condition, cash flows, capital requirements and other considerations as our Board of Directors may consider relevant. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on our common stock.

                                    DILUTION

As of June 30, 2001, the pro forma net tangible book value of our common stock was ($169) or ($.00002) per share of common stock outstanding. The net tangible book value of our common stock is the tangible assets less total liabilities. Dilution per share represents the difference between the amount paid per share by purchasers in this offering and the pro-forma net tangible book value per share after the offering.

I.   Assumes 1,000,000 units sold

After giving effect to the sale by us of 1,000,000 shares of our common stock and the application of the net proceeds of $50,000 from the sale, the pro-forma net tangible book value of our common stock at June 30, 2001 would have been approximately $49,831 or $.00453 per share. This represents an increase in our net tangible book value per share of $.00455 to our existing shareholders and an immediate dilution of $.09547 or 95% per share to the purchasers of our common stock in this offering.

    The following table illustrates this dilution on a per share basis:

Assumed public offering price per share                             $.10
    Pro forma net tangible book value per share before
      Offering.........................................         ($.00002)
Increase per share attributable to payments by new
      stockholders......................................         $.00455
                                                               ---------
Pro forma net tangible book value per share after Offering       $.00453
                                                               ---------
Dilution per share...............................                $.09547
                                                                  ------

-----------------

The following table summarizes as of June 30, 2001 the total consideration paid and the average price per share paid by existing stockholders and by purchasers of our common stock in this offering:

                           Shares of    % of                               Percent of
                           Common       Outstanding      Total             Total
                           Stock        Shares of        Consideration     Consideration
                                        Common Stock     Paid              Paid
                           ----------   ------------     ----              ----
Existing Stockholder       10,000,000         90.91%     $    2,625        2.56%

New Investors              11,000,000          9.09%     $  100,000       97.44%
(excluding exercise of
 any warrants)

II.   Assumes 2,000,000 units sold

After giving effect to the sale by us of 2,000,000 shares of our common stock and the application of the net proceeds thereof, the pro-forma net tangible book value of our common stock at June 30, 2001 would have been approximately $149,831 or $.01249 per share. This represents an increase in our net tangible book value per share of $.01251 to our existing shareholders and an immediate dilution of $.08751 or 88% per share to the purchasers of our common stock in this offering.

    The following table illustrates this dilution on a per share basis:

Assumed public offering price per share                             $.10
    Pro forma net tangible book value per share before
      Offering.........................................         ($.00002)
Increase per share attributable to payments by new
      stockholders......................................         $.01251
                                                               ---------
Pro forma net tangible book value per share after Offering       $.01249
                                                               ---------
Dilution per share...............................                $.08751
                                                                  ------

-----------------

The following table summarizes as of June 30, 2001 the total consideration paid and the average price per share paid by existing stockholders and by purchasers of our common stock in this offering:

                           Shares of    % of                               Percent of
                           Common       Outstanding      Total             Total
                           Stock        Shares of        Consideration     Consideration
                                        Common Stock     Paid              Paid
                           ----------   ------------     ----              ----
Existing Stockholder       10,000,000         83.33%     $    2,625        1.30%

New Investors              12,000,000         16.67%     $  200,000       98.70%
(excluding exercise of
 any warrants)

III.   Assumes 4,000,000 units sold

After giving effect to the sale by us of 4,000,000 shares of our common stock and the application of the net proceeds from the sale, the pro-forma net tangible book value of our common stock at June 30, 2001 would have been approximately $349,831 or $.02499 per share. This represents an increase in our net tangible book value per share of $.02501 to our existing shareholders and an immediate dilution of $.07499 or 75% per share to the purchasers of our common stock in this offering.

    The following table illustrates this dilution on a per share basis:

Assumed public offering price per share                             $.10
    Pro forma net tangible book value per share before
      Offering.........................................         ($.00002)
Increase per share attributable to payments by new
      stockholders......................................         $.02501
                                                               ---------
Pro forma net tangible book value per share after Offering       $.02499
                                                               ---------
Dilution per share...............................                $.07499
                                                                  ------

-----------------

The following table summarizes as of June 30, 2001, the total consideration paid and the average price per share paid by existing stockholders and by purchasers of our common stock in this offering:

                           Shares of    % of                               Percent of
                           Common       Outstanding      Total             Total
                           Stock        Shares of        Consideration     Consideration
                                        Common Stock     Paid              Paid
                           ----------   ------------     ----              ----
Existing Stockholder       10,000,000         71.43%     $2,625             .65%

New Investors               4,000,000         28.57%     $400,000         99.35%
(excluding exercise of
 any warrants)

                              PLAN OF DISTRIBUTION

We will not utilize an underwriter to offer the units. Instead, Richard I. Anslow, our sole officer ,director and principal shareholder will offer the units on our behalf on a "best efforts" basis. Mr. Anslow will not receive any commissions or additional compensation for these efforts and will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934.

In that regard, Mr. Anslow, our sole officer and director represents that, (1) he is not subject to a statutory disqualification, as that term is defined in
Section 3(a)(39) of the Act, at the time of his participation; and (2) he is not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and (3) he is not at the time of his participation an associated person of a broker or dealer; and (4) he performs at the end of the offering substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (5) he is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (6) he does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs
(a)(4)(i) or (a)(4)(iii) of this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

The offering for the units will terminate twelve months from the effective date of the registration statement. The A warrants expire one year from the effective date of the registration statement and the B warrants expire two years from the effective date of the registration statement.

In addition, in certain states, the units will not be offered or sold unless they have been registered or qualified for sale in those states requiring registration or qualification, or an exemption from such registration or qualification requirements is available and we have complied with such exemption.

We intend to offer securities in New York, New Jersey, and Connecticut. We do not, however, intend to offer securities in any foreign jurisdictions.

                                LEGAL PROCEEDINGS

We are not a party to any material pending legal proceeding and, to the best of our knowledge, no such action by or against us has been threatened.

                         DIRECTORS, EXECUTIVE OFFICERS,
                                AND KEY PERSONNEL

The names, ages, and respective positions of our directors, officers, and significant employees are set forth below. Mr. Richard Anslow has held his position since our inception on April 6, 2000. Each director and officer shall serve for a term ending on the date of each annual meeting.

Richard I. Anslow, Age 40.   President, Chief Executive Officer and Director

Richard I. Anslow, Esq. has been our President, Secretary and Director since our inception. He received a Bachelor of Science Degree in Accounting from the State University of New York at Buffalo in 1982 and a Juris Doctor Degree from Benjamin N. Cardozo School of Law in 1985. Mr. Anslow is a principal of Anslow & Jaclin, LLP, a law firm based in Freehold, New Jersey. Such firm commenced operations in 1993 and currently has three (3) full time attorneys.

None of the Officers and Directors have been involved in legal proceedings that impair their ability to perform their duties as Officers and Directors.

PREVIOUS BLANK CHECK COMPANIES

Management is, has been and may be in the future, an officer, director and/or beneficial shareholder of other blank check companies including those listed below. The initial business purpose of each of these companies was or is to engage in a business combination with an unidentified company or companies and each were or will be classified as a blank check company until completion of a business combination. The following chart summarizes certain information concerning blank check companies with which management is or has been involved whose registration statements are effective as of the date hereof. In most instances that a business combination is transacted with one of these companies, it is required to file a current report on Form 8-K describing the transaction. Reference is made to the Form 8-K filed for any company listed below for detailed information concerning the business combination entered into by that company.

                         Registration Form/
                         Effective Date/File
Corporation              Number                           Status
----------------------------------------------------------------------------

Segway Corp.                    Form 10-SB               Merger effected May
                                3/5/2000                 16, 2000 with
                                0-28773                  Tutornet.com Group,Inc.
                                                         Form 8-K12G3 filed May
                                                         18, 2000 File No.
                                                         0-30663

The shareholders of Segway Corp. received an aggregate of 5,000 shares of the surviving company (Richard Anslow received 4,500 of such shares). In addition, $75,000 was paid as follows: $50,000 to the shareholders of Segway Corp. and $25,000 as a finders fee to a third party. After the merger, our management was not involved int the surviving company and did not receive any finders fees or consultant fees.

Segway I Corp.                  Form 10-SB               Merger effected June
                                4/11/2000                9, 2000 with
                                0-29461                  Diamond International
                                                         Group, Inc.
                                                         Form 8-K12G3
                                                         Filed June 20, 2000.
                                                         File No. 000-29461

The shareholders of Segway I Corp. received an aggregate of 5,000 shares of the surviving company (Richard Anslow received 4,762 of such shares). In addition, $95,000 was paid as follows: $25,000 to the shareholders of Segway I Corp. and $70,000 as a finders fee to a third party. After the merger, our management was not involved int the surviving company and did not receive any finders fees or consultant fees.

Segway II Corp.                 Form 10-SB               Merger effected April
                                4/17/2000                26, 2000 with Pangea
                                0-29585                  Petroleum Corp.
                                                         Form 8-K12G3
                                                         Filed April 28, 2000.
                                                         File No. 000-30503

The shareholders of Segway II Corp. received an aggregate of 5,000 shares of the surviving company (Richard Anslow received 4,762 of such shares). In addition, $75,000 was paid as follows: $50,000 to the shareholders of Segway I Corp. and $25,000 as a finders fee to a third party. After the merger, our management was not involved int the surviving company and did not receive any finders fees or consultant fees.

Segway III Corp.                Form 10-SB               Has not entered into
                                06/11/00                 an agreement for a
                                0-30311                  business combination

Segway IV Corp.                 Form 10-SB               Has not entered into
                                6/11/00                  an agreement for a
                                0-30327                  business combination.

Segway V Corp.                  Form 10-SB               Has not entered into
                                06/12/00                 an agreement for a
                                0-30329                  business combination

Segway VII Corp.                Form 10-SB               Has not entered into
                                10/24/00                 an agreement for a
                                0-31365                  business combination.

Segway VIII Corp.               Form 10-SB               Has not entered into
                                10/24/00                 an agreement for a
                                0-31367                  business combination.

                          SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, our outstanding Shares of common stock owned of record or beneficially by each person who owned of record, or was known by us to own beneficially, more than 5% of our common stock.

Title of Class         Name of Beneficial             Amount and Nature          %
                       Owner                          of Beneficial             of
                                                      Owner                  Class
Common Stock           Richard I. Anslow              4,000,000             40.00%
                       4400 Route 9, 2nd Floor
                       Freehold, New Jersey 07728

Common Stock           Henry Val                      5,000,000             50.00%
                       4400 Route 9, 2nd Floor
                       Freehold, New Jersey 07728

Common Stock           Gregg E. Jaclin                1,000,000             10.00%
                       4400 Route 9, 2nd Floor
                       Freehold, New Jersey 07728

None of our officers, directors or existing shareholders have the right to acquire any amount of common shares within sixty days from options, warrants, rights, conversion privileges, or similar obligations.

All shareholders have sole voting and investment power.

                            DESCRIPTION OF SECURITIES

General Description.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation and the By-laws, copies of which are filed as exhibits to this registration statement.

Units

Each unit consists of one share of common stock, one A warrant to purchase one share of common stock and one B warrant to purchase one share of common stock. This prospectus provides for a maximum of 4,000,000 units.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

Preferred Stock

Our Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable laws of New Jersey, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

Warrants

Each A warrant will entitle the holder of the warrant to purchase one share of common stock at a price of $.25 at any time; each B warrant will entitle the holder of the warrant to purchase one share of common stock at a price of $.50 at any time. The A warrants expire one year from the effective date of this Registration Statement; the B warrants expire two years from the effective date of this Registration Statement. The warrant holders do not have the rights or privileges of holders of common stock.

No warrant will be exercisable unless, at the time of exercise, we have filed a current registration statement with the Securities and Exchange Commission covering the shares of common stock issuable upon exercise of the warrant and the shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the warrant. We will use our best efforts to have all the shares so registered or qualified and to maintain a current prospectus relating thereto until the expiration of the warrants. We may not, however, be able to have a prospectus in effect when this prospectus is no longer current.

No fractional shares will be issued upon exercise of the warrants. However, if a warrant holder exercises all warrants then owned of record by him, we will pay to the warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date, assuming our common stock is trading on a recognized exchange at such time.

The exercise price and number of shares of common stock or other securities issuable upon exercise of the warrants are subject to adjustment in specified circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation undertaken by us. However, the warrants are not subject to adjustment for issuances of common stock at prices below the exercise price of the warrants.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in our business operations and accordingly, our Board of Directors does not anticipate declaring any dividends prior to a business combination.

Transfer Agent

We intend to hire a transfer agent for our shares of common stock after this registration statement is declared effective by the SEC.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Richard I. Anslow, our sole officer and director and Gregg E. Jaclin, our 10% shareholder are principals in Anslow & Jaclin, LLP and hold 4,000,000 and 1,000,000 shares of our common stock, respectively. No other named expert or counsel will receive a direct or indirect interest in our common stock, was a promoter, underwriter, voting trustee, director, officer, or employee of us.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of our director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the New Jersey Statutes, or (iv) for any transaction from which the director derived an improper personal benefit.

The by-laws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as our directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of us. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by New Jersey law.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes our officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.

Shareholders who have suffered losses in connection with the purchase or sale of their interest in us in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RULE 144 UNAVAILABLE TO PROMOTERS OR AFFILIATES OF A BLANK CHECK COMPANY WHO RESELL SECURITIES

Pursuant to an interpretive letter issued from the SEC on January 21, 2000, promoters or affiliates of a blank check company and their transferees act as "underwriters" as defined in the Securities Act of 1933 when reselling the securities of the blank check company. Therefore, Rule 144 is not available, and the securities can only be resold through another registered offering.

                    ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated in April 2000. On April 19, 2000 we issued 4,000,000 shares to Richard I. Anslow, our founder, sole officer and director in exchange for $500 in capital contributions. In August 2000 we issued 1,000,000 shares to Gregg E. Jaclin in exchange for $125 in capital contributions. In April 2000 we issued 5,000,000 shares to Henry Val in exchange for $2,000 in capital contributions.

                                    ABOUT US

Segway VI was formed to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Segway VI has been in the developmental stage since inception and has no operations to date other than issuing shares to its shareholders.

Segway VI is attempting to locate and negotiate with a business entity for the combination of that target company with Segway VI. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that Segway VI will be successful in locating or negotiating with any target company.

Segway VI intends to enter into a business combination with a company that has diversified interests in the entertainment industry including: motion picture development and production; television development and production; content and marketing on the Internet and in the new media space; and production and post-production facilities catering to serve feature film, television commercial and music video production. Segway VI intends to develop and produce entertainment in all mediums with the highest degree of quality and commercial viability.

Segway VI initially intends, through acquisition, to establish itself as a producer of quality low and mid-budget feature films. This includes plans to develop and produce motion pictures for theatrical venues and entering into strategic relationships within the motion picture industry in order to maximize resources and profits through distribution of motion pictures in the international marketplace.

Segway VI also intends, after the acquisition, to develop and produce originals for cable networks and to develop and produce programming for television, both feature films and regular series. Segway VI plans on developing several projects for television distribution and continuing to pursue new ideas and develop original content for this medium. If a company in the entertainment industry is acquired, Segway VI plans to have discussions with several experienced television industry veterans to join Segway VI.

In addition, in an effort to bridge the gap between entertainment and the Internet, Segway VI intends to form a new division to determine its long term Internet strategy. Segway VI intends on hiring additional staff in order to manage and operate the new division. Many concepts will be explored by Segway VI which range from original content intended for distribution on the Internet, to developing marketing strategies to benefit Segway VI.

Segway VI, after acquisition, also intends to create an infrastructure to provide production and post-production facilities to be used as a "for hire" service business. This will be established as a production facility for hire which will include production office space for rent and utilization of its relationships within the industry to provide facilities for motion picture, television commercial, and music video productions in New York City. The existence of this division will provide Segway VI with two essential benefits: first, additional cash flow, and second, an economies of scale to the other divisions through aggressive long term arrangements with the local unions, equipment houses, and/or through the acquisition of our own production and post-production equipment.

A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of Segway VI, and the substitution by the target company of its own management and board of directors. No assurances can be given that Segway VI will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements and notes contained elsewhere in this prospectus.

Plan of Operation
-----------------

We are continuing our efforts to locate a merger candidate for the purpose of a merger. It is possible that we will be successful in locating such a merger candidate and closing in such acquisition. Any such acquisition will be undertaken on a stock for stock basis since we do not intend to pay any cash for the acquisition of a merger candidate.

12 Month Plan of Operations
------------------------------

Over the next twelve months, we will focus on locating a potential merger candidate and entering into a new business. We will continue to grow and develop our market share with a marketing plan focused on our core business. The constant focus of our management team includes identifying and attracting potential merger candidates.

We may use additional employees, including part-time clerical assistance on an as-needed basis. We will use outside advisors, consultants and experts as required to procure a merger candidate and undertake due diligence in the most efficient manner. We believe we will be able to operate in this manner and to continue our search for business opportunities during the next twelve months.

During the next twelve months we will continue to search for business opportunities and acquisitions. Any such acquisition will be undertaken by the issuance of our shares to the acquired company and its shareholders. At this time, we do not intend to use any of our funds in the next twelve months to acquire another entity.

Results of Operation
--------------------

We did not have any operating income from inception (April 6, 2000) through June 30, 2001. For the quarter ended June 30, 2001, we recognized a net loss of $2,048. Some general and administrative expenses during the quarter were accrued. Expenses for the quarter were comprised of costs mainly associated with legal, accounting and office.

Liquidity and Capital Resources
-------------------------------

At June 30, 2001, we had no capital resources other than the receipt of $2,000 in cash for the issuance of 5,000,000 shares of our common stock and will rely on additional issuances of stock and advances from related parties to fund administrative expenses pending acquisition of an operating company.

DESCRIPTION OF PROPERTY

We currently own no property directly. Richard I. Anslow, our sole officer and director undertakes any business activities for us from his law firm, Anslow & Jaclin, LLP, Freehold, New Jersey at no charge to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Richard I. Anslow, our sole officer and director (and 40% shareholder) undertakes any business activities for us from his law firm, Anslow & Jaclin, LLP, Freehold, New Jersey at no charge to us. Gregg E. Jaclin, our 10% shareholder is a principal of Anslow & Jaclin, LLP. There are no other relationships, transactions, or proposed transactions to which we are a party, in which any of the named persons set forth in Item 404 of Regulation S-B had or is to have a direct or indirect material interest.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our securities. There has never been public trading of our securities. As of October 15, 2001, we had 3 shareholders of record. We have never paid any cash dividends on our common shares.

EXECUTIVE COMPENSATION

(a) Our sole officer and director, Richard I. Anslow has not received any remuneration since our inception and Mr. Anslow will not receive compensation for his activities on behalf of us. Mr. Anslow has received remuneration through his association with our law firm and will continue to receive remuneration through such association. Anslow & Jaclin, LLP, our law firm has been paid for EDGAR filings undertaken by us in the amount of $1,050 and there is currently an outstanding invoice for EDGAR filings in the amount of $1,643.50. Such amount and any future fees for EDGAR filings will be paid after the offering is completed and we have entered into an acquisition which releases the proceeds from the escrow account established for this offering.

(b) There are no annuity, pension or retirement benefits proposed to be paid to our officers, directors, or employees. However, we may propose to create such a plan in the future depending on our success.

(c) No remuneration is proposed to be paid in the near future, either directly or indirectly by us to any officer or director under any plan, since no plans presently exist. However, we propose to create a plan in the future depending on our success.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to Reg. ss.228.701, the following sets forth the required information for all sales of securities within the past three years without registering the securities: On April 19, 2000, we issued 4,000,000 common shares to Richard I. Anslow in consideration for the sum of $500. No underwriter was involved in this transaction. We believe the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Pursuant to
Section 4(2), Mr. Anslow is an accredited investor and is financially sophisticated.

On August 4, 2000, we issued 1,000,000 common shares to Gregg E. Jaclin in consideration for the sum of $125. No underwriter was involved in this transaction. We believe the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Pursuant to
Section 4(2), Mr. Jaclin is a sophisticated investor.

On April 24, 2001, we issued 5,000,000 common shares to Henry Val in consideration for the sum of $2,000. No underwriter was involved in this transaction. We believe the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Pursuant to
Section 4(2), Mr. Val is an accredited investor and is financially sophisticated.

For each of these issuances we relied upon the exemption from registration under the Securities Act of 1933, as amended, as provided by Section 4(2) of the Act. We qualified for exemption under Section 4(2) of the Securities Act of 1933 since the offering was a transaction by Segway VI not involving a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the number of persons involved in the offering, size of the offering, manner of the offering and number of shares offered. The shareholders had the necessary investment intent as required by Section 4(2) since they received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares will not be immediately redistributed into the market and therefore not be part of a "public offering". Each of these shareholders were sophisticated investors and had access to information regarding Segway VI. Based on an analysis of the above factors, we believe we have met the requirements for the distribution of the shares to qualify for exemption under Section 4(2) of Act.

FINANCIAL STATEMENTS

Our audited balance sheets as of December 31, 2000 and the Related Statements of Operations, Stockholder's Equity and Cash Flows through December 31, 2000 are set forth herein and our reviewed balance sheets as of June 30, 2001 and the Related Statements of Operations, Stockholder's Equity and Cash Flows through June 30, 2001 are set forth herein.

                                 SEGWAY VI CORP.

                                  BALANCE SHEET

                               As of June 30, 2001

                              and December 31, 2000

                                     ASSETS

CURRENT ASSETS                                            June 30,     December 31,
                                                            2001          2000
                                                            ----          ----
        Cash                                              $    31      $     3
                                                          -------      -------
                      TOTAL ASSETS                        $    31      $     3
                                                          =======      =======

                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

    Accrued expenses                                      $   200      $   175
                                                          -------      -------
                      TOTAL LIABILITIES                       200          175
                                                          -------      -------

STOCKHOLDERS' EQUITY

  Common Stock - par value $0.0001;
    100,000,000 shares authorized;
    10,000,000 issued and outstanding                       1,000          500

  Additional paid in capital                                1,825          125

  Preferred Stock - Par value $0.0001;
    20,000,000 shares authorized;
    none issued and outstanding                                 0            0

  Retained earnings                                        (2,994)        (797)
                                                          -------      -------
  Total stockholders' equity                                 (169)        (172)
                                                          -------      -------
      TOTAL LIABILITIES AND EQUITY                        $    31      $     3
                                                          =======      =======

                 The accompanying notes are an integral part of
                          these financial statements.

                                 SEGWAY VI CORP.

                             STATEMENT OF OPERATIONS

                     For the Six months ended June 30, 2001,

                  From April 6,2000 through June 30, 2000, and

              From inception (April 6, 2000) through March 31, 2001

                                                Six Months    Six Months     From Inception
                                              June 30, 2001  June 30, 2000   To June 30, 2001
                                              -------------  -------------   ----------------
REVENUE
               Sales                             $     0      $     0      $     0
               Cost of sales                           0            0            0
                                                 -------      -------      -------

GROSS PROFIT                                           0            0            0

GENERAL AND ADMINISTRATIVE EXPENSES                2,197          416        3,417
                                                 -------      -------      -------

NET LOSS                                          (2,197)        (416)     $(3,417)

     RETAINED DEFICIT, BEGINNING BALANCE            (797)           0
                                                 -------      -------

     RETAINED DEFICIT, ENDING BALANCE        $    (2,994)     $  (416)
                                             ===========      =======
NET EARNINGS PER SHARE

         Basic and Diluted
         Net loss per share                  (Less than .01)

Basic and Diluted Weighted Average
    Number of Common Shares Outstanding        8,750,000

                 The accompanying notes are an integral part of
                          these financial statements.

                                 SEGWAY VI CORP.

                             STATEMENT OF OPERATIONS
                  For the Three months ended June 30, 2001, and
                    From April 6, 2000 through June 30, 2000

                                      June 30, 2001  June 30, 2000
                                      -------------  -------------
REVENUE
               Sales                    $     0      $     0
               Cost of sales                  0            0
                                        -------      -------
GROSS PROFIT                                  0            0

GENERAL AND ADMINISTRATIVE EXPENSES       2,048          416
                                        -------      -------
NET LOSS                                $(2,048)     $  (416)
                                        =======      =======

                 The accompanying notes are an integral part of
                          these financial statements.

                                 SEGWAY VI CORP
                        STATEMENT OF STOCKHOLDERS' EQUITY
              From April 6, 2000 (inception) Through June 30, 2001

                                     SHARES      COMMON STOCK    ACCUMULATED DEFICIT  TOTAL
                                 ------------    ------------    -------------------  -----
Stock issued for cash               5,000,000    $        625                    $        625

Net loss                                                          $       (797)          (797)
                                 ------------    ------------    ------------    ------------

Total at December 31, 2000          5,000,000             625             (797)          (172)

Contributed capital
 by shareholders                                          200                             200

Stock issued for cash               5,000,000           2,000                           2,000

Net loss                                                                (2,197)        (2,197)
                                 ------------    ------------    ------------    ------------

Total at June 30, 2001             10,000,000    $      2,825    $     (2,994)   $       (169)
                                 ============    ============    ============    ============

                 The accompanying notes are an integral part of
                          these financial statements.

                                 SEGWAY VI CORP.
                             STATEMENT OF CASH FLOWS
                  For the six months ended June 30, 2001, and
              from April 6, 2000 (inception) Through June 30, 2001

CASH FLOWS FROM OPERATING ACTIVITIES                    Six Months      From Inception
        Net income (loss)                                 $(2,197)     $(2,994)

             Increases (Decrease) in Accrued Expenses          25          200
                                                          -------      -------
    NET CASH PROVIDED OR (USED) IN OPERATIONS              (2,172)      (2,794)

CASH FLOWS FROM FINANCING ACTIVITIES

        None                                                    0            0

CASH FLOWS FROM INVESTING ACTIVITIES

        Proceeds from issuance of common stock              2,000        2,625
        Proceeds from capital contributions                   200          200
                                                          -------      -------
                                                            2,200        2,825
CASH RECONCILIATION

        Net increase (decrease) in cash                        28           31
        Beginning cash balance                                  3
                                                          -------      -------
CASH BALANCE AT END OF YEAR                                    31           31
                                                          =======      =======

                 The accompanying notes are an integral part of
                          these financial statements.

                                 SEGWAY VI CORP.

------------------------------------------------------------------------------

1. Summary of significant accounting policies:
-----------------------------------------------

Industry - Segway VI Corp. (The Company), a Company incorporated in the state of
--------
New Jersey as of April 6, 2000, plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

Results of Operations and Ongoing Entity - The Company is considered to be an
----------------------------------------
ongoing entity. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources - In addition to the stockholder funding capital
------------------------------
shortfalls; The Company anticipates interested investors that intend to fund the Company's growth once a business is located.

Cash and Cash Equivalents - The Company considers cash on hand and amounts on
-------------------------
deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting - The Company's financial statements are prepared in
-------------------
accordance with generally accepted accounting principles.

Income Taxes - The Company utilizes the asset and liability method to measure
------------
and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments - The Company's financial instruments may
-----------------------------------
include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk - Financial instruments which potentially expose
-----------------------------
The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. Related Party Transactions and Going Concern:
------------------------------------------------

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company's shareholders fund The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

3. Accounts Receivable and Customer Deposits:
---------------------------------------------

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:
--------------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:
--------------------------------

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6. Accrued expenses:
--------------------

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7. Operating Lease Agreements:
------------------------------

The Company has no agreements at this time.

8. Stockholder's Equity:
------------------------

Common Stock includes 100,000,000 shares authorized at a par value of $0.0001, of which 10,000,000 have been issued for the amount of $2,625 to Richard I. Anslow, Gregg E. Jaclin and Henry Val. The shareholders contributed an additional $200 to capital on February 8, 2001. The Company has also authorized 20,000,000 shares of preferred stock at a par value of $0.0001, none of which have been issued.

9. Required Cash Flow Disclosure for Interest and Taxes Paid:
-------------------------------------------------------------

The company has paid no amounts for federal income taxes and interest.

10. Earnings Per Share:
-----------------------

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

                                SEGWAY VI CORP.

                              FINANCIAL STATEMENTS

                             AS OF December 31, 2000

                                 SEGWAY VI CORP.

                              FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 2000

                                 Segway VI Corp.

                     Financial Statements Table of Contents

FINANCIAL STATEMENTS                                    Page #

   Independent Auditors Report                          1

         Balance Sheet                                  2

         Statement of Operations and Retained Deficit   3

         Statement of Stockholders Equity               4

         Cash Flow Statement                            5

         Notes to the Financial Statements              6-8

              INDEPENDENT AUDITOR'S REPORT ON FINANCIAL STATEMENTS

To the Board of Directors and Stockholders
Segway VI Corp.
Freehold, New Jersey

We have audited the accompanying balance sheet of Segway VI Corp. as of December 31, 2000, and the related statements of operations and retained earnings, and cash flows from April 6, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Segway VI Corp., as of December 31, 2000 and the results of its operations and its cash flows from April 6, 2000 (inception) through December 31, 2000 in conformity with generally accepted accounting principles.

                           /s/Gately & Associates, LLC
                           -------------------------------
                            Gately & Associates, LLC
                          Certified Public Accountants
                                Orlando, Florida

                                 March 21, 2001

                                 SEGWAY VI CORP.
                                  BALANCE SHEET

                             As of December 31, 2000

                                     ASSETS

CURRENT ASSETS
             Cash                                                           $   3
                                                                            -----
                                            TOTAL ASSETS                    $   3
                                                                            =====
                      LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES

         Accrued expenses                                                   $ 175
                                                                            -----
                                            TOTAL LIABILITIES                 175
                                                                            -----
     STOCKHOLDERS' EQUITY

             Common Stock - par value $0.0001; 100,000,000 shares
               authorized; 5,000,000 issued and outstanding                   500

             Additional paid in capital                                       125

             Preferred Stock - Par value $0.0001; 20,000,000 shares
               authorized; none issued and outstanding                          0
             Retained earnings                                              (797)
                                                                            -----
                     Total stockholders' equity                             (172)
                                                                            -----
                              TOTAL LIABILITIES AND EQUITY
                                                                            $   3
                                                                            =====

   The accompanying notes are an integral part of these financial statements.

                                 SEGWAY VI CORP.
                             STATEMENT OF OPERATIONS
               From inception (April 6, 2000) through December 31,
                  2000 and the Three Months Ended December 31,
                                      2000

                                                      From Inception  Three Months
                                                      --------------  ------------
REVENUE
                           Sales                              $   0    $   0
                           Cost of sales                          0        0
                                                              -----    -----

     GROSS PROFIT                                                 0        0

     GENERAL AND ADMINISTRATIVE EXPENSES

         Legal, Accounting and office                           797      133
                                                              -----    -----
                  TOTAL GENERAL AND ADMINISTRATIVE EXPENSES     797      133
                                                              -----    -----
     Net loss                                                 (797)    (133)

     Retained Deficit, Beginning Balance                          0        0
                                                              -----    -----
     Retained Deficit, Ending Balance                         (797)    (133)
                                                              =====    =====
NET EARNINGS PER SHARE

         Basic and Diluted

         Net loss per share                         (Less than .01)

Basic and Diluted Weighted Average

    Number of Common Shares Outstanding                   5,000,000

   The accompanying notes are an integral part of these financial statements.

                                 SEGWAY VI CORP.
                        STATEMENT OF STOCKHOLDERS' EQUITY

                               From April 6, 2000

                      (inception) Through December 31, 2000

                               SHARES          COMMON STOCK     RETAINED DEFICIT    TOTAL
                           -------------      -------------     -----------------   ------------
Stock issued for cash        5,000,000           $    625                              $ 625

Accumulated deficit                                                $       (797)        (797)
                            ------------       ------------      ----------------     -----------

Total at December 31, 2000   5,000,000            $    625          $      (797)       $(172)
                            =============      =============      ===============     ===========

   The accompanying notes are an integral part of these financial statements.

                                 SEGWAY VI CORP.
                             STATEMENT OF CASH FLOWS

                               From April 6, 2000

                      (inception) Through December 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES

        Net income (loss)                                        $(797)

                      Increases (Decrease) in Accrued Expenses     175
                                                                 -----
    NET CASH PROVIDED OR (USED) IN OPERATIONS                     (622)

CASH FLOWS FROM FINANCING ACTIVITIES

        None                                                         0

CASH FLOWS FROM INVESTING ACTIVITIES

        Proceeds from issuance of common stock                     625
                                                                 -----
CASH RECONCILIATION

        Net increase (decrease) in cash                              3

CASH BALANCE AT END OF YEAR                                      $   3
                                                                 =====

   The accompanying notes are an integral part of these financial statements.

                                 SEGWAY VI CORP.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

INDUSTRY - Segway VI Corp. (The Company), a Company incorporated in the state of New Jersey as of April 6, 2000, plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

RESULTS OF OPERATIONS AND ONGOING ENTITY - The Company is considered to be an ongoing entity. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

LIQUIDITY AND CAPITAL RESOURCES - In addition to the stockholder funding capital shortfalls; The Company anticipates interested investors that intend to fund the Company's growth once a business is located.

CASH AND CASH EQUIVALENTS - The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

BASIS OF ACCOUNTING - The Company's financial statements are prepared in accordance with generally accepted accounting principles.

INCOME TAXES - The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short- term maturities.

CONCENTRATIONS OF CREDIT RISK - Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. RELATED PARTY TRANSACTIONS AND GOING CONCERN:
   --------------------------------------------

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company's shareholder funds The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

3. ACCOUNTS RECEIVABLE AND CUSTOMER DEPOSITS:
   -----------------------------------------

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. USE OF ESTIMATES:
   ----------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. REVENUE AND COST RECOGNITION:
   ----------------------------

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6. ACCRUED EXPENSES:
   ----------------

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7. OPERATING LEASE AGREEMENTS:
   --------------------------

The Company has no agreements at this time.

8. STOCKHOLDER'S EQUITY:
   --------------------

Common Stock includes 100,000,000 shares authorized at a par value of $0.0001, of which 5,000,000 have been issued for the amount of $625. The Company has also authorized 20,000,000 shares of preferred stock at a par value of $0.0001, none of which have been issued.

9. REQUIRED CASH FLOW DISCLOSURE FOR INTEREST AND TAXES PAID:
   ---------------------------------------------------------

The company has paid no amounts for federal income taxes and interest.

10. EARNINGS PER SHARE:
    ------------------

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until one year from the effective date of the registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                                  SEGWAY VI CORP.
                                  4,000,000 Units
                                   $.10 per Unit
                                    PROSPECTUS
                                            , 2001

                Part II. Information not required in prospectus.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth herein in the section "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."


EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS

We undertake to provide at the initial closing and each subsequent interim closing of this offering stock certificates in such denominations and registered in such names so as to permit our prompt delivery of the certificates to the investors participating in such closing.

We will file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) include any additional or changed material information of the plan of distribution.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT LIST

3.1  Articles of Incorporation. *

3.2  By-Laws. *

5.1 Opinion by Anslow & Jaclin, LLP. re: Legality of Units and Common Stock being registered

10.1 Escrow Agreement

23.1 Consent of Accountant James Gately, CPA for inclusion of December 31, 2000 audit and March 31, 2001 unaudited financial statements into Registration statement.

23.2 Consent of Attorney for inclusion Opinion regarding the legality of stock into Registration statement. (Incorporated by reference in Opinion marked
     Exhibit 5.1)

* Filed with our original SB-2 on June 7, 2001.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freehold, State of New Jersey, on the 19th day of October, 2001.

                                 Segway VI Corp.

                                  By: /s/ Richard I. Anslow
                                  --------------------------------------------
                                        Richard I. Anslow
                                        President, CEO, Secretary and Director

                                POWER OF ATTORNEY

The undersigned directors and officers of Segway VI Corp. hereby constitute and appoint Richard I. Anslow, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                   DATE
---------                           -----                   ----
/s/ Richard I. Anslow          President, CEO,              October 19, 2001
Richard I. Anslow              Secretary and Director